EXHIBIT A

Contract for Systems Maintenance between

ALTEC and Banco Santander Puerto Rico

Acuerdo Marco de Mantenimiento de Plataforma

Entre

ALTEC

Y

BANCO SANTANDER DE PUERTO RICO

En Santiago de Chile, a 02 de enero de 2002, ALTEC S.A., Rut 96.945.770–9, en adelante "ALTEC", representada por su Gerente General, don Alberto Patricio Melo Guerrero, cédula nacional de identidad No7.008.457–0, ambos domiciliados en la comuna de Las Condes, Avenida Andrés Bello 2777 Piso 16, por una parte; y por la otra, Banco Santander Puerto Rico, en adelante el "Banco representado en este acto por su Vicepresidenta Ejecutiva, Doña María Calero y su Vicepresidente Senior don Osvaldo Karuzic domiciliados en San Juan de Puerto Rico, han convenido en celebrar un acuerdo marco de mantenimiento de plataforma computacional, el cual consta de las siguientes cláusulas (el "Acuerdo"):

PRIMERO: OBJETO DEL ACUERDO

Por medio del presente instrumento, el Banco encarga a ALTEC quien, representada en la forma indicada, acepta y se obliga a realizar los servicios de adecuación y/o mantenimiento correctivo, normativo, perfectivo/adaptativo y evolutivo de la Plataforma Altair y la adecuación de los programas computacionales asociados (la "Plataforma").

La Plataforma es utilizada por instituciones financieras, radicadas en Latinoamérica, controladas directa o indirectamente por Banco Santander Central Hispano S.A., en adelante "BSCH".

En Anexo 1 se detallan los módulos componentes de la Plataforma Altair, los cuales ALTEC se obliga a mantener.

SEGUNDO: SERVICIOS

Los servicios a ser prestados por ALTEC al Banco, correspondientes a la adecuación y/o mantención de los programas de la Plataforma Altair, se sujetarán a las siguientes condiciones y modalidades:

Prestaciones a Otorgarse por ALTEC

En cumplimiento de lo anterior, ALTEC se obliga a entregar de acuerdo al detalle de especificaciones contenido en Anexo 2, las siguientes prestaciones:

a) Adecuación y/o Mantenimiento Correctivo:

El servicio correctivo se prestará bajo dos modalidades: (i) Correctivo Urgente y (ii) Correctivo No Urgente.

Correctivo Urgente: Consiste en la solución de fallos que bloquean el sistema. En primera instancia, los mismos fallos serán solucionados por el Banco con el objetivo de desbloquearlos a la mayor brevedad. Posteriormente, serán enviados a ALTEC para que revise la solución.

Correctivo No Urgente: Consiste en la solución de fallos que no bloquean el sistema, producidos bien por el propio software bien por otras aplicaciones. Estos problemas serán enviados inmediatamente a ALTEC a través del sistema de Gestión de Peticiones sin realizarse ninguna acción previa por parte del Banco.

b) Adecuación y/o Mantenimiento Normativo:

Este servicio consiste en realizar las modificaciones o actualizaciones que sean necesarias a los módulos señalados en el Anexo 1, para adecuarlos a eventuales cambios producidos en la normativa del Banco, legal o reglamentaria de Puerto Rico o los Estados Unidos de Norte América.

c) Adecuación y/o Mantenimiento Perfectivo/ Adaptativo:

Este servicio consiste en efectuar modificaciones o actualizaciones a los módulos señalados en el Anexo 1, de manera de hacer compatible dichos módulos ante cambios producidos en la plataforma tecnológica, por ejemplo nuevas versiones de Sistemas Operativos, cambios en el software base, cambios en el hardware, etc. Así mismo, se encuentran en esta categoría todas aquellas intervenciones a los módulos descritos en el Anexo 1 que sean necesarios para mejorar la Plataforma Altair y que no necesariamente serán pedidos por el Banco.

d) Adecuación y/o Mantenimiento evolutivo:

Este servicio consiste en efectuar modificaciones o actualizaciones al software señalado en el Anexo 1, como consecuencia de cambios de funcionalidad en la aplicación (nuevos productos, servicios, cambios operativos, etc.). Las tareas de soporte (resolución de dudas, desplazamientos puntuales para apoyo, atención a usuarios, etc.) y apoyo a la implantación de nuevos proyectos se consideran dentro de este tipo de mantenimiento.

e) Actualización.

Este servicio consiste en efectuar las modificaciones necesarias a la versión de software del Banco de modo de llevarlo al nivel de la última versión disponible.

Modalidad de Servicio

Los módulos descritos en Anexo 1 serán mantenidos y/o adecuados debidamente actualizados desde las oficinas de ALTEC, ubicadas en Santiago de Chile, para lo cual el Banco otorgará a ALTEC acceso a los ambientes de trabajo.

Requerimientos

El Banco, a través de los usuarios autorizados para este efecto, podrá solicitar la prestación de los servicios establecidos en este Acuerdo. Los servicios deberán ser solicitados a través del Sistema de Gestión de Peticiones ("SGP"), los mantenimientos correctivos urgentes, una vez solucionados en el Banco, también deberán ser informados a ALTEC a través del SGP. Ante tal requerimiento, ALTEC deberá imputar las horas/hombre empleadas en la cuenta del Banco que efectuó el requerimiento. En aquellos requerimientos que provengan de los Comités de Superusuarios o Usuarios Corporativos de la División América o que surjan del acuerdo de dos o más bancos, las horas/hombre utilizadas serán prorrateadas proporcionalmente al números de bancos en los cuales se instale el producto del requerimiento. En todo caso, el Banco no estará obligado a instalar ningún producto que el mismo no haya requerido de manera directa.

El Banco podrá llegar a acuerdos para compartir los requerimientos antes de que ALTEC los planifique. Una vez comenzada la fase de planificación el requerimiento se podrá instalar en otros bancos distintos al solicitante sólo si no se exige ningún cambio de funcionalidad.

El Banco está obligado a instalar los paquetes de software enviados por Altec que correspondan a requerimientos realizados por el propio Banco o a paquetes de homogeneización del software siempre y cuando los mismos sean aceptados por el Banco y cumplan con las leyes y reglamentos de Puerto Rico y los Estados Unidos de Norte América.

Tiempo de Respuesta

El tiempo de respuesta máximo que ALTEC. dará ante algún requerimiento del Banco, está indicado en el Anexo 2. Este tiempo comenzará a regir desde el instante que el Banco realice su solicitud de servicio desde una SGP y ALTEC haya determinado que ésta se encuentra con su definición completa.

Cobertura Horaria

Los servicios indicados en este Acuerdo se efectuarán preferentemente en el horario hábil, es decir de lunes a viernes entre las 8,30 y las 19,00 horas local de Chile.. No obstante ALTEC implementará un esquema de turnos de modo de dar servicio continuo e ininterrumpido sólo en el caso de Mantenimiento Correctivo Urgente.

Procedimiento de Reporte en Caso de Fallas o de Solicitud de Servicios.

Para efectos de reporte de problemas o solicitud de servicios, ALTEC pondrá a disposición del Banco un aplicativo llamado Gestor de Peticiones, a través del cual el Banco podrá solicitar el soporte técnico o servicios de mantenimiento que requiera. Este software será el único mecanismo formal y válido para la recepción de peticiones de soporte y/o servicios, con la excepción de la petición de servicio de Mantenimiento Correctivo Urgente, el cual se podrá efectuar por vía telefónica, aunque una vez solucionado el problema, habrá que utilizar el Gestor de Peticiones para comunicar la incidencia así como la solución adoptada.

Asimismo, ALTEC elaborará y mantendrá una página WEB, en la Intranet del Grupo BSCH, y un servicio de correo electrónico expedito y confiable para mantener comunicaciones con el Banco. En dicha página WEB se pondrá a disposición del Banco toda la documentación de aplicativos, procedimientos, teléfonos y direcciones de correo de ALTEC.

Declaración de servicios excluidos del presente contrato

Las partes declaran que los servicios señalados a continuación quedan excluidos de las prestaciones que son materia de este contrato, y no serán prestados por ALTEC en caso alguno y bajo ninguna circunstancia, los que serán en consecuencia, asumidos directamente por el Banco.

a) Respaldos de la información generada por los módulos cubiertos por este Acuerdo. Por lo tanto, el Banco deberá tomar las medidas de seguridad para proteger o respaldar dicha información.

b) Provisión de útiles, materiales o suministros necesarios para la operación del software tales como formularios, cintas magnéticas o entintadas, reactivos, papel y baterías y elementos de consumo o accesorios en general.

c) Modificaciones al hardware y software del Banco (sistemas operativos, monitores transaccionales, motores de base de datos, etc.) sobre los cuales operen los módulos cubiertos por este Acuerdo.

d) Servicios de mantenimiento correctivo o perfectivo de la Plataforma cuando los mismos sean necesarios o requeridos como consecuencia de alteraciones del CORE por parte del Banco cuando esos servicios, a juicio de Altec, resulten impracticables o de alto costo..

e) Servicio de hosting y soporte técnico de sistemas.

Oficinas de Servicios de ALTEC

Las oficinas de ALTEC, estarán ubicadas en Santiago de Chile, no estando obligada a abrir oficinas en otros países.

TERCERO: PRECIO Y FORMA DE PAGO

El valor que el Banco pagará a ALTEC por los servicios objeto del presente Acuerdo, se detalla en el Anexo 3 y está fijado en dólares de los Estados Unidos de América. Tal valor estará compuesto por una cantidad fija anual, que se pagará mensualmente, y por una cantidad variable. Ambas cantidades serán pagadas por el Banco en forma mensual.

La cantidad fija pagadera en forma mensual incluye los servicios de mantenimiento correctivo y perfectivo/adaptativo, con independencia del número de horas que demande.

La cantidad variable, corresponde al trabajo efectivo realizado por ALTEC a favor del Banco, medido en horas/hombres, correspondiente a los servicios de mantenimiento normativo, nivelación y evolutivo que el Banco haya demandado, es decir excluyendo las horas imputadas por mantenimiento correctivo y perfectivo/adaptativo. El precio resultará de multiplicar el número de horas imputadas al Banco en el mes, por concepto de mantenimiento normativo, nivelación y evolutivo, por el precio unitario de la hora/hombre según se señala en el Anexo 3.

Todas las cantidades a que se hace referencia en la presente cláusula y en el Anexo 3, constituyen montos netos y por ende no consideran el pago de cualquier impuesto que el presente servicio genere. Tales impuestos serán de cargo del Banco.

Las facturas se pagarán mensualmente, dentro del plazo de los primeros 10 días hábiles del mes siguiente al que se prestaron los servicios, pero contados desde su recepción conforme por parte del Banco, mediante transferencia de fondos de inmediata disponibilidad conforme a las siguientes especificaciones :

BENEFICIARIO :	ALTEC, S.A.
BANCO :	SANTANDER CHILE
CTA. CTE. US$ :	5070–353696–3
SUCURSAL :	WORLD TRADE CENTER
SWIFT :	BDERCLRMO
DIRECCIÓN:	AV. ANDRES BELLO 2711, LAS CONDES, SANTIAGO DE CHILE

La constancia de acreditación en dicha Cuenta del importe de cada factura, servirá como eficaz carta de pago de la misma.

CUARTO: INFORMACIÓN

ALTEC deberá mantener permanentemente informado al Banco del detalle del desarrollo de los servicios y labores que realice en virtud del presente Acuerdo. Sin perjuicio de lo anterior, esta información estará disponible en la página WEB o mediante cualquier otro método que sea acordado por las partes. En caso de requerir el Banco cualquier información adicional referente a lo anteriormente indicado o referente a cualquier otro hecho o circunstancia relacionada directa o indirectamente con el presente Acuerdo, esta información deberá ser presentada en forma detallada y dentro del más breve plazo.

QUINTO: PERSONAL

Las partes dejan constancia que todo el personal que utilice ALTEC, para la prestación de los servicios que son materia del presente Acuerdo, sea en calidad de consultores técnicos, jefes de proyecto, analistas, programadores, etc, cualquiera que sea la naturaleza de los servicios que desempeñen, serán contratados y dependerán exclusivamente de ALTEC y correspondiéndole a éste el cumplimiento de los acuerdos de trabajo y honorarios, leyes previsionales o cualquiera otra obligación contractual, previsional o tributaria, así como cualquier responsabilidad contractual o extracontractual que pueda emanar de las relaciones existentes entre ALTEC, sus dependientes o subcontratistas, todo lo cual es de exclusivo cargo y responsabilidad de ALTEC.

Es condición determinante de la celebración, ejecución y duración del presente Acuerdo que ALTEC cumpla oportunamente todas y cada una de las obligaciones que la legislación del trabajo, previsión social y contratos que celebre le impongan respecto de los trabajadores que destine a los servicios aquí señalados. Podrá el Banco por intermedio del o los usuarios autorizados comprobar el cumplimiento de esta cláusula, obligándose ALTEC a proporcionar todos los antecedentes que al respecto le sean solicitados.

SEXTO: SEGURIDAD

ALTEC se obliga además a adoptar todas las precauciones técnicas y medidas de seguridad necesarias para evitar todos los riesgos razonablemente previsibles que se relacionen directa o indirectamente con su actividad.

El Banco podrá hacer libremente las inspecciones que estime necesarias a objeto de verificar el cumplimiento de las normas aludidas y de las demás obligaciones establecidas en el presente Acuerdo, debiendo ALTEC, otorgar todas las facilidades necesarias.

SÉPTIMO: CONFIDENCIALIDAD

ALTEC, se obliga a guardar la confidencialidad de toda la información que no sea de dominio público que reciba u obtenga con ocasión del presente Acuerdo, la que deberá ser manejada y mantenida con absoluta discreción y sujeta a la más estricta confidencialidad y secreto, ya sea que esta información o conocimiento se refieran al Acuerdo, al Banco, a sus dependientes, a empresas relacionadas o a clientes.

No obstante, ALTEC facilitará toda la información que, en el ejercicio de sus funciones, le sea solicitada por las autoridades de supervisión del Banco, y que digan relación con este Acuerdo, los servicios prestados y los archivos correspondientes.

Toda información escrita, dibujos o material producido por ALTEC en la ejecución de sus servicios y relacionada con información confidencial, será de única y exclusiva propiedad del Banco, debiendo ser entregada a éste último en su totalidad al término de este Acuerdo o cuando así les sea requerido.

Las partes declaran que las obligaciones que se indican precedentemente son independientes a la vigencia del presente Acuerdo y no se extinguirán con la terminación de este Acuerdo sino que serán de carácter permanente con respecto a la información obtenida o desarrollada durante el término de este Acuerdo.

OCTAVO: PROPIEDAD INTELECTUAL E INDUSTRIAL

Se deja expresa constancia que pertenecerán exclusivamente a ALTEC todos los derechos de autor, obras, patentes de invención, licencias de uso y cualesquiera otros derechos de cualquier naturaleza, que puedan corresponder con motivo de los servicios prestados por ALTEC, en virtud del presente Acuerdo, así como todos los informes, estudios, memorias u otros documentos o material que se generen con motivo u ocasión del mismo. A mayor abundamiento, el Banco renuncia a cualquier derecho o acción que pudiera corresponderle en relación a los derechos aludidos.

Sin embargo, ALTEC otorgará al Banco un derecho de uso exclusivo respecto de aquellos productos que el Banco haya encargado a ALTEC por un plazo de 6 meses. Vencido ese período de uso exclusivo, el Banco podrá seguir utilizando el producto en forma indefinida, pero Altec podrá otorgar a terceros el derecho de uso de ese mismo producto sin necesidad de contar con autorización del Banco. En este último caso, sin embargo, ALTEC deberá reembolsar al Banco la parte proporcional de lo que el Banco haya debido pagar a ALTEC con motivo del desarrollo de ese producto.

NOVENO: LEGISLACIÓN APLICABLE

El presente Acuerdo se regirá por las leyes de la República de Chile.

DECIMO: CUMPLIMIENTO TRIBUTARIO DE LAS PRESTACIONES OBJETO DE ESTE CONVENIO

En atención a la naturaleza de los servicios que se prestarán en virtud del presente Acuerdo Marco de Mantenimiento de Plataforma, consistente en la adecuación y/o mantenimiento periódico de programas computacionales; así como las actividades que comprenden la asesoría computacional y desarrollo de software; y con sujeción a lo instruido por el Servicio de Impuestos Internos mediante los Oficios Circulares N° 930 de fecha 18 de marzo de 1991; N°1.940 de fecha 9 de julio de 1996 y N° 33 de fecha 4 de enero de 2001; todos ellos en relación con la aplicación de lo dispuesto en el artículo 20 N° 5 de la Ley sobre Impuesto a la Renta y en el artículo 2° N° 2 de la ley sobre Impuesto a las Ventas y Servicios; tales servicios y prestaciones que ALTEC ha convenido en este instrumento con el Banco no se encuentran gravadas con el Impuesto al Valor Agregado (IVA), y por ende no procederá su recargo en la correspondiente factura.

UNDECIMO: CESIÓN DEL ACUERDO

Queda prohibido a ALTEC enajenar o ceder en cualquier forma o a cualquier título, en todo o en parte, el presente Acuerdo o los derechos que de él se deriven, o dar participación en él a terceras personas, sin autorización escrita del Banco. ALTEC tampoco podrá constituir prenda u otros gravámenes sobre el presente Acuerdo ni sobre los derechos emanados de él, ni afectar cualquier derecho derivado de los pagos o cobros que provengan del Acuerdo sin autorización escrita del Banco. Los pagos a ALTEC se harán y entregarán en forma exclusiva a él, quedando expresamente excluida cualquier modalidad o cesión de pagos, como por ejemplo el denominado "factoring", salvo que el Banco lo autorice en forma previa y expresa.

DÉCIMO SEGUNDO: VALIDEZ DEL ACUERDO

Si un tribunal u otra autoridad competente determinase que una parte, párrafo o cláusula del presente Acuerdo es ilegal, nula o se encuentra en conflicto con cualquier norma legal; ello no afectará a las partes restantes y obligará a los contratantes a repactar dicha parte, párrafo o cláusula.

DÉCIMO TERCERO: RESPONSABILIDAD E INDEMNIZACIÓN DE LOS PERJUICIOS

Las partes responderán, en el cumplimiento de este Acuerdo, de culpa ordinaria. De esta forma, la parte incumplidora deberá indemnizar a la otra de todos los perjuicios que le cause por su negligencia..

En el caso que ALTEC haya proveído al Banco de un nuevo software o haya efectuado una actualización de los ya existentes, ALTEC no asumirá responsabilidad alguna por daños derivados del uso inapropiado, inadecuado o incorrecto del software por parte del Banco. Sin embargo, en este último caso se obliga a realizar las gestiones necesarias para su corrección.

ALTEC no otorga ninguna garantía sobre los softwares que desarrolle o modifique en relación a su utilidad para un fin determinado o propósito particular. ALTEC tampoco garantiza que los softwares que desarrolle o modifique funcionen en forma ininterrumpida o libre de error. Sin embargo, en este último caso se obliga a realizar las gestiones necesarias para su corrección.

DÉCIMO CUARTO: FUERZA MAYOR

Cualquier incumplimiento por parte de ALTEC o del Banco de sus obligaciones contractuales, constituirá una contravención al presente Acuerdo, salvo que dicho incumplimiento sea causado o tenga su origen en acontecimientos que puedan calificarse de fuerza mayor o caso fortuito. Se entiende por fuerza mayor o caso fortuito el imprevisto a que no es posible resistir.. La parte afectada deberá notificar a la otra, por escrito, vía FAX o e–mail, la causal de fuerza mayor o caso fortuito producida, en un plazo máximo de 48 horas a contar del momento en que tome conocimiento de tal evento. La misma notificación deberá practicarse una vez cesada la causal de fuerza mayor. La parte afectada deberá recibir por la misma vía la confirmación de que dicha notificación fue recibida por la otra parte. En estos casos de caso fortuito o fuerza mayor, las partes quedarán liberadas de las obligaciones establecidas en el Acuerdo y ninguna de ellas podrá exigir de la otra el cumplimiento de tales obligaciones, ni recabar el pago de indemnizaciones de ninguna especie. Lo anterior no excusa el cumplimento de las demás obligaciones no afectadas por el hecho de causa de fuerza mayor o caso fortuito. Si el evento constitutivo de la fuerza mayor o caso fortuito durase más de diez días, cualquiera de las partes podrá terminar el Acuerdo, sin necesidad de acción o demanda judicial, notificando por escrito a la otra parte, desde el momento de cumplirse dicho plazo. Para estos efectos, los cambios legislativos que vayan a implicar mantenimientos evolutivos por parte de ALTEC no constituirán fuerza mayor o caso fortuito.

DÉCIMO QUINTO: NOTIFICACIONES

Todas las notificaciones o avisos que se establecen en el presente Acuerdo o que puedan practicarse las partes por cualquier causa o motivo, y que no tenga establecida una modalidad específica diferente, se efectuarán por escrito al domicilio de la parte a la cual se practica, por medio de una carta entregada por mano, por correo certificado, FAX o correo electrónico dirigida al Gerente General de ALTEC o del Banco, según corresponda.. En caso que la carta haya sido entregada por mano o vía FAX o e–mail, se tendrá como fecha de la notificación la de la entrega de la carta o del envío del FAX o e–mail. En caso de la carta enviada por correo certificado, se tendrá como fecha de la notificación la del día quinto siguiente a la entrega de la carta al correo, lo que se acreditará con el comprobante emitido por la empresa de correos.

El domicilio de ALTEC para los efectos aquí mencionados es Avda. Andrés Bello, número 2777, piso 16.– Las Condes.– Santiago de Chile y los números de teléfono y de fax son 56–2–2706790 y 56–2–2706791, respectivamente.

El domicilio del Banco a estos mismos efectos es Avenida Ponce de León número 207, Hato Rey, San Juan, Puerto Rico 00917 y los números de teléfono son (787)751–6640 o (787)281–2105 y de fax son (787)767–7913 y (787)281–3454, respectivamente.

DÉCIMO SEXTO: DOCUMENTOS INTREGRANTES DEL ACUERDO

Las partes declaran que forman parte integrante del presente Acuerdo y se obligan a cumplir en todas sus partes, los documentos que se indican a continuación y que son conocidos y aceptados por ellas:

–Anexo 1:	Descripción del software que forma parte de la Plataforma.
–Anexo 2:	Especificación de los Servicios que ALTEC prestará y condiciones que tales servicios deben cumplir.
–Anexo 3:	Precios por los servicios prestados.
–Anexo 4:	Modelo de Relación ALTEC – Banco.
–Anexo 5:	Glosario de términos y figuras principales.

En caso de contradicción entre las disposiciones de los documentos antes señalados, prevalecerán las disposiciones de los anexos de fecha más reciente y en caso de contradicción entre las disposiciones de los citados anexos y las del presente Acuerdo, prevalecerán estas últimas.

DÉCIMO SEPTIMO: CUMPLIMIENTO DE NORMATIVA

Las partes del Acuerdo se obligan a cumplir todas las leyes, reglamentos, decretos, resoluciones o normas de las autoridades gubernamentales en la ejecución del presente Acuerdo. Específicamente, ALTEC y sus oficiales, empleados, y agentes se comprometen a cumplir y reafirman que los servicios que se otorgan bajo el presente Acuerdo cumplirán con las leyes y reglamentos del Estado Libre Asociado de Puerto Rico y los Estados Unidos de Norteamérica. Al respecto, ninguna de las partes podrá incurrir en acciones u omisiones en nombre de la otra que puedan estar afectas a cualquier responsabilidad o sanción bajo el ordenamiento jurídico aplicable.

Las partes del Acuerdo se obligan a contabilizar y registrar correctamente todas las operaciones y transacciones a que da cuenta el Acuerdo. Con tal fin, es esencial que las facturas y cargos y los elementos en que se apoyen, reflejen correctamente la realidad.

DÉCIMO OCTAVO: VIGENCIA

El plazo de duración del presente Acuerdo es de 12 meses a contar a partir del 01 de enero de 2002, y se renovará en forma automática por períodos sucesivos e iguales de un año cada uno, a menos que cualquiera de las partes comunique a la otra su intención de ponerle término, mediante una carta certificada remitida en un plazo no inferior a sesenta días corridos antes del vencimiento del plazo original o prórroga correspondiente.

En todo caso, en cualquier momento cualesquiera de las partes podrá poner término anticipado al presente Acuerdo, sin responsabilidad alguna de su parte, mediante el envío de una aviso escrito a la otra con a lo menos 180 días de anticipación a la fecha en que desea que el presente Acuerdo termine.

DÉCIMO NOVENO: ARBITRAJE

Toda duda, divergencia, controversia o dificultad que se suscite entre las partes con motivo de la validez, interpretación, aplicación, cumplimiento, ejecución o terminación del presente Contrato, o por cualquier otra causa o motivo relacionado directa o indirectamente con él, será resuelta en única instancia por un árbitro arbitrador, en contra de cuyas resoluciones no procederá recurso alguno.

Para desempeñar aquel cometido, las partes designan árbitro arbitrador a Doña Consuelo Barbé Capdevila. Si éste no quisiese o no pudiese desempeñar el cargo o cesare o se inhabilitare en él, actuará como árbitro arbitrador con las mismas facultades D. Pablo Castilla Raparaz y a falta de éste último a la persona que designen las partes de común acuerdo o la justicia ordinaria a falta de tal acuerdo. En caso que la justicia ordinaria deba designar al árbitro arbitrador, la designación deberá recaer en alguno de los abogados incluidos en la lista de árbitros del Centro de Arbitrajes y Mediaciones de Santiago de la Cámara de Comercio de Santiago. Se faculta desde luego al árbitro para determinar las reglas de procedimiento, en desacuerdo de las partes, incluso en lo concerniente a la forma de notificación de las partes, pero debiendo en todo caso efectuarse la primera notificación en forma personal o de conformidad a lo estatuido en este Acuerdo. El lugar del arbitraje será acordado por las partes con el árbitro.

El árbitro sustanciará y fallará cualquier contencioso que le sea sometido a su conocimiento, en conciencia y conforme a las normas de equidad.

VIGESIMO: DOMICILIO

Para todos los efectos derivados del presente Acuerdo, las partes acuerdan prorrogar jurisdicción a los Tribunales con asiento en la ciudad de Santiago de Chile.

VIGÉSIMO PRIMERO: COPIAS

El presente instrumento se firma en cuatro ejemplares del mismo tenor y fecha quedando dos en poder de cada parte.

VIGÉSIMO SEGUNDO: PERSONERÍAS

Los comparecientes declaran que las sociedades que representan están legalmente constituidas y vigentes. Asimismo declaran que su poder para representar a dichas sociedades se encuentran plenamente vigentes y que están suficientemente facultados para suscribir el presente Acuerdo y obligar con ello a sus representadas.

La personería de don Alberto Patricio Melo Guerrero para actuar en representación de ALTEC consta en la escritura pública de fecha 27.02.01.ante la Notario Público de Santiago doña María Gloria Acharán Toledo La personería de Don Osvaldo Karuzic y Doña María Calero para actuar en representación del Banco, constan en la resolución del Secretario de la Junta de Directores del Banco de _ de junio de 2001, Don Enrique Ubarri Baragaño ante el Notario Público don Rafael Bonilla Rodríguez.

VIGÉSIMO TERCERO–MODIFICACIONES AL ACUERDO.

Toda modificación o enmienda a este Acuerdo deberá constar por escrito por ambas partes.

VIGÉSIMO CUARTA–RENUNCIA DE DERECHOS.

La omisión del Banco de señalar el incumplimiento o de poner en vigor cualquier obligación de ALTEC según las disposiciones de este Acuerdo, no deberá interpretarse como una renuncia de derechos o una enmienda implícita al Acuerdo.

VIGÉSIMO QUINTA–CONTRARTES

Este Acuerdo podrá ser otorgado en varios originales y todos estos originales tomados en conjunto se considerarán como un solo documento.

Enteradas las partes del alcance y efectos legales del presente contrato, lo firman por cuadruplicado el día 02 de enero de 2002.

"EL BANCO"

S:\DOÑA MARIA CALERO PADRON

S:\DON OSVALDO KARUZIC

"ALTEC"

S:\DON ALBERTO PATRICIO MELO GUERRERO

Anexo 1

Descripción del software y hardware que forma parte de la Plataforma Altair.

Se entiende por software el conjunto de programas, copys, formatos de arquitectura, mapas y entidades de datos que forman parte de los siguientes módulos así como de sus diferentes interfases identificadas como corporativas.

MODULO DE PERSONAS. Código de arquitectura PE

MODULO DE CONTABILIDAD. Código de arquitectura HA

MODULO DE TABLAS CORPORATIVAS. Código de arquitectura TC

MODULO DE CUENTAS PERSONALES Y PLAZO. Código de arquitectura BG y BP

MODULO DE CANJE EN BS CHILE. Código de arquitectura BJ

MODULO DE CANJE EN BS COLOMBIA. Código de arquitectura BF

MODULO DE RECAUDOS EN BS COLOMBIA. Código de arquitectura BC

MODULO DE CHEQUES DE GERENCIA EN BS COLOMBIA. Código de arquitectura BH

MODULO DE INGRESOS Y PAGOS EN BS COLOMBIA. Código de arquitectura EI

MODULO DE EMBARGOS EN BS COLOMBIA. Código de arquitectura EM

MODULO DE ARQUITECTURA. Código de arquitectura QG

Anexo 2

Especificación de los Servicios que ALTEC prestará y condiciones que tales servicios deben cumplir.

–Modificaciones en el software de acuerdo a la clasificación de tipos de mantenimiento del apartado "prestaciones a otorgarse por ALTEC".

El proceso asociado a cada tipo de mantenimiento se realiza apoyándose en el Sistema de Gestión de Peticiones (SGP), herramienta a través de la cual se maneja todo el flujo de información de los requerimientos entre el Banco y ALTEC.

Se identifican las siguientes fases :
–	Creación : Acción que realiza el Service Manager o equipo local de mantenimiento mediante la cual cumplimenta un formulario en SGP mediante el que indica a ALTEC que trabajo hay que realizar. La cumplimentación de ese formulario y documentos asociados debe adecuarse a los estándares establecidos con el objetivo de que ALTEC entienda perfectamente lo que se le está
pidiendo desde el Banco.
–	Revisión. Acción realizada por los equipos de Altec y que va encaminada a verificar la correcta
Cumplimentación de los formularios y en especial el tipo de mantenimiento así como a asegurarse de que la solicitud llega con documentación suficiente como para saber perfectamente que es lo que se está demandando desde el banco.
–	Valoración. Acción realizada por ALTEC. Como resultado se obtiene la valoración del esfuerzo en horas/hombre así como un documento donde se explica la solución que se va a adoptar. Este documento se circulariza a todos los Bancos.
–	Aceptación. Acción realizada por el Service Manager mediante la que se acepta la solución y el esfuerzo. Hasta que no se produce esta aceptación, ALTEC no inicia los trabajos.
–	Planificación. ALTEC planifica la realización del requerimiento en base a la prioridad fijada por los
Bancos.
–	Construcción y Prueba. ALTEC construye y prueba los requerimientos. Esta prueba se circunscribe al ámbito de la plataforma Altair quedando expresamente fuera el impacto en los diferentes canales de cada uno de los bancos. Esta última prueba debe realizarse en los ambientes de test de cada uno de los Bancos.
–	Paquetización y distribución. ALTEC, en coordinación con la Oficina Técnica de Madrid, conforma los paquetes de software y los distribuye a los bancos.
–	Instalación. Los Bancos quedan obligados a instalar los paquetes que llegan desde ALTEC bien sea sobre requerimientos pedidos por los mismos Bancos o sobre homogeneización del Core.

A continuación se presentan las diferentes líneas de servicio identificadas así como los métricas y valores objetivo a cumplir por ALTEC y los Bancos.

Anexo 3

Precios por servicios prestados

1.– Cargo Fijo para el año 2002

Cargo mensual : US$ 41.918

Coste anual: US$ 503.016

Los precios no incluyen IVA ni retención en el origen, los que serán agregados en la factura, en aquellos casos en que corresponda. Los coeficientes de reparto, y consecuentemente los cargos mensuales, serán revisados cada año.

2.– Costo hora para el año 2002: US$ 25

Anexo 4

ALTEC

MODELO DE RELACION CON LOS

BANCOS DEL GRUPO

 ALTEC

MODELO DE RELACION CON LOS

BANCOS DEL GRUPO

INDICE

I.	INTRODUCCION

II.	FASES DE PRESTACIÓN DEL SERVICIO

	A.	VISION GENERAL
	B.	INICIO. SOPORTE UNIFICADO A LA IMPLANTACION
	C.	TRANSICION
	D.	MANTENIMIENTO BAJO SLA
	D.1	COMITÉ DE COORDINACION
	D.2	COMITÉ DE SUPERUSUARIOS
	E.	ACUERDO NIVEL DE SERVICIO (SLA)

III. PRIORIZACION

I.– INTRODUCCION

Este documento tiene por objeto describir el modelo de relación operacional entre ALTEC y los Bancos del grupo BSCH en América a los que se presta el servicio de mantenimiento.

En él se describen los diferentes actores, los métodos y los mecanismos de control bajo los que se rigen las relaciones entre ALTEC y los Bancos desde que se comienza la instalación de la plataforma Altair hasta que se entra en régimen de mantenimiento bajo SLA.

La puesta en marcha y consolidación de este modelo exige grandes dosis de colaboración y coordinación entre los bancos y ALTEC. Gran parte del éxito depende de la labor del Service Manager, persona representante del banco de cara a ALTEC. Mas adelante se describen sus funciones de forma detallada.

II.– FASES DE PRESTACION DEL SERVICIO

A. VISION GENERAL

S.U.I.	TRANSISION	MANTENIMIENTO
BAJO SLA

Existen tres fases bien diferenciadas :

1. SUI. Soporte Unificado a la Implantación.

2. TRANSICION. Conjunto de actividades preparatorias para llegar al mantenimiento bajo SLA.

3. MANTENIMIENTO BAJO SLA. Prestación del servicio en régimen con una serie de reglas y medidas que garantizan el correcto desarrollo de la actividad.

El paso de una a otra se produce de forma gradual con objeto de no añadir riesgos en el proceso.

B. INICIO. SOPORTE UNIFICADO A LA IMPLANTACION.

Esta fase tiene lugar cuando comienza la implantación de una nueva aplicación en un Banco y finaliza cuando, una vez arrancada en producción, el equipo de mantenimiento empieza a tomar el control del software.

El equipo de trabajo del SUI estará formado generalmente por recursos que han participado en la fase de construcción. Durante esta fase no se prevé la participación de recursos de los Bancos en el SUI.

Sus principales funciones son :

Servir de apoyo a los equipos de implantación para la resolución de dudas.

Recopilar incidencias en la implantación, registrarlas y solucionarlas e informar a los otros equipos de implantación.

Registrar las modificaciones en el software que se producen durante la implantación de tal manera que al final se obtenga una relación detallada que pueda ser utilizada durante la fase de transición.

Garantizar en todo momento que las soluciones adoptadas por los equipos de implantación no vayan en contra del principio general de homogeneización del software Altair.

El resultado final del equipo del SUI es un documento con una descripción de los hechos más relevantes acaecidos durante el proceso y una relación de los cambios realizados en el software con información detallada de los siguientes items :

Descripción de la modificación y elementos a los que afecta (pgm´s, copys, bases de datos, etc.)

Banco origen y bancos a los que se distribuyó la solución

Fecha en que se produjo.

Persona del SUI que se responsabilizó.

C. TRANSICION

Comienza cuando la aplicación está puesta en marcha en producción y transcurre hasta que arranca el mantenimiento bajo SLA.

En esta fase se debe organizar internamente en cada Banco el circuito de demanda de trabajo a ALTEC de manera que independientemente de los diversos circuitos, comités, etc. que se implanten internamente, el canal de comunicación a ALTEC esté perfectamente identificado en cada uno de ellos. Esto debe ser así si tenemos en cuenta la heterogeneidad de las diferentes organizaciones a las que se dará servicio.

La primera actividad a realizar en esta fase entre el Banco y Altec es diseñar el Plan de Definición del Mantenimiento. En este plan se planifican y realizan las siguientes actividades :

ACTIVIDAD	RESPONSABLE

Nombramiento Service Manager. El SM es la persona designada por el Banco para ser el interlocutor válido en las tareas del día a día entre este y Altec.

Gran parte del éxito del modelo reside en la elección de la persona adecuada para desempeñar este cargo por lo especial de su perfil.

Debe ser una persona de nivel medio–alto en la organización, que goce de un prestigio que le permita mantener canales de comunicación eficaces con los usuarios a todos los niveles. Deberá formar parte del comité (o similar) donde se decida en el Banco las necesidades de desarrollo y los planes estratégicos anuales.

Se requiere un perfil dialogante con una participación muy activa en el modelo de relación que le permita aportar soluciones a los problemas comunes y buscar acuerdos con los otros Bancos.

Dadas las características especiales del cargo, la dedicación de estas personas se prevé full time a las labores de Service Manager con ALTEC.

Los SM dependerán jerárquica y funcionalmente de los Departamentos de tecnología del Banco a todos los efectos. Su nombramiento será responsabilidad de estos departamentos así como facilitarle los medios para que realice con éxito las funciones encomendadas.

Se propone la asignación por parte de ALTEC de un bonus que premie su desempeño en esta labor.

Desde el punto de vista del Banco sus funciones principales son :

Vigilar que el servicio prestado desde Altec se desarrolla bajo las métricas y valores objetivo del SLA pactado.

Conseguir acuerdos con los otros Bancos sobre el máximo número de desarrollos posible con el consiguiente impacto positivo en los costes.

Confirmar las estimaciones de esfuerzo y plazo que se hagan desde ALTEC.

Gestionar las prioridades y presupuesto asignado.

Desde el punto de vista de ALTEC sus funciones principales son :

Validar que las peticiones realizadas desde los Bancos tengan definiciones claras y precisas para garantizar que el trabajo que se entregue desde ALTEC cubre sus necesidades.

Anticiparse a la demanda del Banco como forma de garantizar la calidad del servicio.

Asistir a las reuniones mensuales en las que se acuerdan desarrollos conjuntos con los otros Bancos y se presentan los requerimientos de cada uno de ellos.

Elaborar plan anual de requerimientos para ALTEC.

Banco

Nombramiento ELM. El Equipo Local de Mantenimiento es un grupo reducido de personas que realizan las siguientes funciones:

Solución de problemas urgentes.(mantenimientos correctivos urgentes) en la producción diaria.

Instalación de los paquetes de software que llegan desde ALTEC.

Ayudar a los SM en los primeros análisis de impacto de los requerimientos.

Con objeto de no disparar los costes, se propone dedicar a estas tareas a perfiles bajos de la pirámide (analistas programadores) con dedicación multi–aplicación.

Los ELM dependen jerárquica y funcionalmente de los departamentos de Tecnología de Banco a todos los efectos Su nombramiento será responsabilidad de estos departamentos así como facilitarle los medios para que realice con éxito las funciones encomendadas.

Banco

Capacitación Service Manager y ELM. ALTEC capacitará a los SM y ELM en la utilización de las herramientas definidas para la prestación del servicio (gestión de peticiones, interpretación de reportes, etc.).

ALTEC
Documentación. Premisa indispensable antes de la entrada en régimen de mantenimiento es la entrega de la documentación de la aplicación de acuerdo a los estándares definidos para el proyecto Altair.	Banco

Estabilización del software. Antes del pase de la aplicación a régimen de mantenimiento bajo SLA el software instalado debe de llegar a un grado tal de estabilización que permita realizar los mantenimientos evolutivos, normativos y adaptativos sin necesidad de constantes intervenciones (mantenimientos urgentes) ocasionadas por discontinuidad en el servicio.

Un grado razonable de estabilización se puede considerar tres intervenciones máximo en el mes inmediatamente anterior a la entrada en Mantenimiento bajo SLA.

Si es necesario el Banco deberá llegar a acuerdos con los equipos de desarrollo–implantación que permitan obtener ese grado de estabilización.

Banco

Nivelación del software. Una vez la aplicación se considere estabilizada debe comenzar el proceso de nivelación.

A partir del comienzo de este proceso el software debe quedar congelado y solo será modificado localmente por mantenimientos correctivos urgentes.

El banco paquetizará todos los componentes de la aplicación y los enviará a ALTEC quien, una vez comprobado que cumplen con los estándares de calidad Altair, los incluirá en los entornos espejo del banco (baseline) en ALTEC. Este entorno es contra el que se realizan las modificaciones del software por lo que es imprescindible mantenerlo permanentemente nivelado.

En caso de no cumplir con los estándares de calidad el software debe ser adaptado en el banco origen volviendolo a enviar una vez el problema quede solucionado.

Banco y ALTEC

Calibrado de los valores objetivos del SLA. Una vez realizadas las actividades anteriores se obtendrán las primeras mediciones a modo de plan piloto. Estas se obtienen a fin de mes siendo necesario que transcurra al menos un mes completo antes de entrar en régimen de mantenimiento con SLA.

Banco y ALTEC

Introducción del backlog. Como paso final del periodo de transición se introducirá el backlog en el sistema de gestión de peticiones. Los gaps no solucionados en fase de desarrollo–implantación tendrán un tratamiento diferente. Una vez estudiados puede dar lugar al lanzamiento de un proyecto específico.

Banco

La duración de la fase de transición variará en función de la envergadura de la aplicación a mantener. Generalmente este plazo es de entre 15 días y dos meses aunque como premisa general no comenzará la fase de Mantenimiento bajo SLA hasta que no estén concluidas con éxito todas las actividades anteriores.

D. MANTENIMIENTO BAJO SLA

Una vez finalizada la fase de transición comienza el servicio en régimen de mantenimiento.

Como ya se ha dicho en el apartado anterior, las modificaciones al software solo serán realizadas por el ECM. Es muy importante respetar esta premisa para evitar costes derivados de la dedicación de los recursos al proceso de nivelación continuo del software.

Los tipos de mantenimiento que se darán desde ALTEC son :

Mantenimiento correctivo.

Urgente. Solución de fallos que bloquean el sistema. En primera instancia serán solucionados por el Banco con el objetivo de desbloquear a la mayor brevedad. Posteriormente serán enviados a ALTEC para revisión de la solución.

No urgente. Solución de fallos no bloqueantes producidos bien por el propio software bien por otras aplicaciones. Estos problemas serán enviados inmediatamente a ALTEC a través del sistema de gestión de peticiones sin realizar ninguna acción previa por parte del Banco.

Mantenimiento normativo

Cambios producidos como consecuencia de modificaciones en la normativa legal del banco o del país.

Mantenimiento evolutivo. Modificaciones producidas como consecuencia de cambios de funcionalidad en la aplicación (nuevos productos, servicios, cambios operativos, etc.).

Mantenimientos adaptativos. Modificaciones producidas como consecuencia de cambios en la plataforma tecnológica (nuevas versiones de SO, cambios en el software base, cambios en el hardware, etc.).

El mantenimiento correctivo urgente (fallos que bloquean la rutina diaria del banco) se solucionará en el propio banco con el ELM. Una vez solucionado el problema, se reportará a ALTEC de acuerdo al PMU.

El flujo de peticiones de trabajo entre el Banco y ALTEC se realiza a través de la aplicación de Gestión de Peticiones tal y como se describe detalladamente en el PMU.

Si bien el acceso es público para acceder, el SM juega un papel muy importante en todo el proceso. De él depende el mantener un alto grado de comunicación y transparencia en todo el flujo de información entre el Banco y ALTEC.

D.1 COMITÉ DE COORDINACION

Una de las funciones del SM es la asistencia al comité mensual de coordinación.

A este comité, que se celebrará generalmente en ALTEC, asistirán todos los SM de los bancos asociados y los responsables de las distintas áreas de desarrollo de ALTEC.

Sus principales objetivos serán :

Informar sobre el trabajo realizado para los bancos en el último periodo.

Puesta en común de los requerimientos de los bancos y alcanzar acuerdos con el objetivo de compartir al máximo posible los desarrollos, con el consiguiente ahorro de costes.

Planificación, priorización y replanificación si procede de las tareas a realizar en el próximo periodo.

Revisión y seguimiento de los proyectos comunes en curso.

Entrega y revisión del cuadro de mando mensual elaborado por ALTEC (este cuadro de mando se reportará también a los Directores de Sistemas de los Bancos).

Independientemente de este comité los SM deben estar en permanente comunicación entre ellos y los ECM para cuestiones cuya urgencia lo requiera así como para llegar ya con preacuerdos al comité.

D.2 COMITÉ DE SUPERUSUARIOS

Otra de las funciones del SM será asistir a los comités de superusuarios que se celebran habitualmente cada dos/tres meses de forma rotativa en uno de los países.

A este comité asistirán los SM, el responsable de desarrollo de ALTEC del área objeto de la reunión y los usuarios de los bancos.

El protagonismo, en este comité, es de los própios usuarios y constituye una oportunidad única de pulsar el grado de satisfacción de estos de cara, no solo al mantenimiento (ALTEC), sino también hacía el servicio global que reciben de los departamentos de sistemas de los bancos.

En este comité se tratan asuntos de interés global y es el foro adecuado para proponer y acordar acciones de mejora en los procesos operativos y comerciales.

Actualmente está funcionando de forma consolidada el de contabilidad y está arrancando el de cuentas personales.

E. ACUERDO DE NIVEL DE SERVICIO (S.L.A)

En el documento powerpoint MODELO DE RELACION se detallan las líneas de servicio identificadas, las métricas y los valores objetivo propuestos.

Estás métricas serán elaboradas por ALTEC y entregadas mensualmente a los Directores de Sistemas de los Bancos y a los SM con quienes se realizará el seguimiento puntual y se acordarán las acciones correctoras que correspondan.

III.– PRIORIZACION

Prioridad 0. Son peticiones que se acometen según se van produciendo.
En esta categoría se encuentran los MANTENIMIENTO CORRECTIVOS (urgentes y no urgentes).

Dentro de cada grupo de trabajo hay recursos asignados permanentemente a estas tareas. En el caso de que se tenga que priorizar porque la demanda es superior a los recursos disponibles, existen dos alternativas que se pondrán en práctica en este orden :

A.– Desasignar recursos de otras tareas con la prioridad mas baja.

B.– Priorizar las diferentes peticiones de mantenimiento correctivo.

Se optará por una u otra en función de la gravedad de cada situación.
Si se da el caso se informará a los Bancos, a través de los SM, de posibles cambios en la planificación.

Cada año se dimensionarán los recursos asignados a estas tareas en función de lo consumido en el ejercicio anterior.

Independientemente de lo anterior cada tres meses se reajustará el equipo si la desviación sobre el trimestre anterior sobrepasa un 20%. Por tener impacto en el Coste Fijo No Asignable presupuestado por cada uno de los Bancos, este cambio se propondrá en el Comité De Medios de la División América para aprobación.

Prioridad 1. También se acometen según se van produciendo y también hay recursos asignados permanentemente a estas tareas.

En esta categoría se encuentran los MANTENIMIENTOS NORMATIVOS.

Como en los de prioridad 0, si la demanda supera a los recursos asignados se optará por alguna de las dos alternativas en este orden :

A.– Priorizar las diferentes peticiones de mantenimiento normativo. Aquí si aplica el que hay normativos mas urgentes que otros.

B.– Desasignar recursos de otras tareas con la prioridad mas baja.

Se optará por una u otra en función de las fechas obligatorias de puesta en marcha.

Si se da el caso se informará a los Bancos, a través de los SM, de posibles cambios en la planificación.

Cada año se dimensionarán los recursos asignados a estas tareas en función de lo consumido en el ejercicio anterior.

Independientemente de lo anterior cada tres meses se reajustará el equipo si la desviación sobre el trimestre anterior sobrepasa un 20%. Por tener impacto en el Coste Fijo No Asignable presupuestado por cada uno de los Bancos, este cambio se propondrá en el Comité De Medios de la División América para aprobación.

Prioridad 2. Las tareas de NIVELACION y MANTENIMIENTO ADAPTATIVO se encuentran a continuación en la escala de prioridades. Existirán recursos asignados permanentemente a estas tareas.

No parece probable que, en este caso, la demanda supere a los recursos asignados aunque si se produce se actuará de manera similar a los anteriores :

– Desasignar recursos de otras tareas con la prioridad mas baja.

Los recursos dedicados a nivelación deberán ir reduciéndose a medida que pase el tiempo y que el CORE se vaya ampliando.

Prioridad 3. Dentro de este grupo se encuentran englobados los MANTENIMIENTOS EVOLUTIVOS. El Resto del equipo no asignado a las prioridades anteriores están dedicados a estas tareas.

Dentro de los evolutivos se marcarán prioridades atendiendo a su vez a :

a) Peticiones corporativas o las de los comités de usuarios que sean de interés para todos los Bancos.

b) Peticiones comunes para mas de dos Bancos.

c) Peticiones individuales de cada Banco

Dentro de los grupos a y b las prioridades se manejarán en los respectivos comités de usuarios y de coordinación.

Aquellas peticiones individuales que tengan mas prioridad que las de los grupos a y b por corresponder a lanzamientos estratégicos de productos o servicios deben venir autorizados por SM, por el responsable comercial y de sistema y por el country head.

Anexo 5

GLOSARIO DE TERMINOS Y FIGURAS PRINCIPALES

ALTEC. Sociedad de servicios tecnológicos ubicada en Santiago de Chile cuyo fin principal es dar servicio de mantenimiento y desarrollo de la plataforma Altair a los Bancos del grupo BSCH en América.

1. BANCO/s. Bancos del grupo a los que se presta el servicio.

2. COMITÉ DE SUPERUSUARIOS. Grupo de usuarios de los Bancos a los que dan servicio las aplicaciones.

3. CORE. Conjunto de componentes de software comunes para todos los bancos.

4. EQUIPO CENTRAL DE MANTENIMIENTO (ECM). Grupo de personas que realizan las modificaciones al software Altair instalado en los Bancos.

5. EQUIPO LOCAL DE MANTENIMIENTO (ELM). Persona o grupos de personas ubicados en cada uno de los Bancos que realizan el mantenimiento correctivo urgente, instalan los paquetes de software que llegan desde ALTEC y sirven de apoyo al SM. Dependen jerárquica y funcionalmente de los departamentos de Tecnología de los Bancos.

6. NIVEL DE SERVICIO (SLA). Conjunto de métricas que sirven para medir el servicio que presta ALTEC a los Bancos.

7. PROCEDIMIENTO PARA EL MANTENIMINTO UNIFICADO (PMU). Documento que describe todas las actividades y actores que intervienen desde que se introduce un requerimiento de un banco en el sistema de gestión de peticiones hasta que se implanta en producción.

Está publicado en la intranet de la División América (ALTAIR03).

8. SERVICE MANAGER (SM). Persona o grupo de personas, únicos interlocutores válidos entre ALTEC y los Bancos. Dependen jerárquicamente y funcionalmente de los departamentos de Tecnología de los Bancos.

9. SISTEMA DE GESTION DE PETICIONES. Aplicativo informático a través del cual se canaliza todo el flujo de información y requerimientos entre los Bancos y ALTEC.

10. SISTEMA OPERATIVO. Software que permite a la máquina interpretar y entender los lenguajes informáticos.

11. USUARIOS CORPORATIVOS . Responsables de las áreas comerciales de la División América del grupo BSCH.